EXHIBIT 23.1 INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-69741 and 333-84447 of CNA Financial Corporation and subsidiaries on Forms S-3 and S-8, respectively, of our reports dated February 13, 2002 (which express unqualified opinions and include an explanatory paragraph as to a certain accounting change), appearing in and incorporated by reference in the Annual Report on Form 10-K of CNA Financial Corporation and subsidiaries for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP
Chicago, Illinois
March 8, 2002

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